EXHIBIT 10(b)


LOAN AGREEMENT (the "Agreement") made this 12th day of July, 2004 by and among American Business Corporation f/k/a Logistics Management Resources, Inc., a publicly owned and traded Colorado corporation with offices at 477 Madison Avenue, 12th Floor, New York, NY 10022 (the "Lender"), Clayton, Dunning & Company Inc., a privately owned Florida corporation and registered broker dealer with an office at 477 Madison Avenue, 12th Floor, New York, NY 10022 (the "Borrower") and Robert C. Lau and Patricia D. Lau, as tenants by the entirety, residing at 2901 South Bayshore Drive, #1E, Miami, Florida 33133 (the "Co-Makers"). The Lender, the Borrower and the Co-Makers are sometimes hereinafter individually referred to as a "Party" or collectively as the "Parties".

                              W I T N E S S E T H:

WHEREAS, the Borrower desires to borrow an aggregate of $125,000 from the Lender; and

WHEREAS, the Co-Makers are willing to assume joint and several responsibility for the obligation of the Borrower to the Lender; and

WHEREAS, the Lender is willing to lend $125,000 (the "Loan Amount") to the Borrower on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the receipt and adequacy of which is hereby acknowledged and accepted, the Parties hereby jointly and severally agree as follows:

     1.   TERMS OF THE LOAN.

     1.1 The Loan. The Lender hereby covenants and agrees to lend to the Borrower and the Borrower hereby accepts the Loan Amount from the Lender. The Loan Amount shall be paid in two tranches as hereinafter described. The Loan Amount shall be due and payable on the earlier of (i) 13 months from the date of this Agreement; or (ii) 10 (ten) days after an Event of Default as that term is hereinafter defined in Section 5 of this Agreement (the "Due Date"). The Loan Amount shall be evidenced by a Promissory Note bearing interest at the rate of 10% per annum payable on the Due Date, in the form annexed hereto as Exhibit A (and hereby incorporated by reference) duly executed by the Borrower, and delivered to the Lender simultaneously with the Borrower's receipt of the Loan Amount (the "Note").

     1.2 Alternative to Repayment. Only in the event that: (i) prior to the Due Date the Lender shall have received delivery, in transferable form (i.e., endorsed in blank with Medallion signature guaranteed) of a certificate or certificates representing 350 issued and outstanding shares of the Borrower's common stock, $.001 par value per share, owned of record by the Co-Makers and representing approximately 35% percent of the Borrower's total issued and outstanding common stock capitalization as of the date of this Agreement, the obligation of the Borrower to repay the Loan Amount shall be forgiven by the Lender and the Note shall be and be deemed to be paid in full. Notwithstanding the foregoing, the forgiveness of debt referenced in this Section 1.2 shall not impact the terms and conditions of the attached Escrow Agreement which shall remain in full force and effect despite the Loan Amount being forgiven.

     1.3 Closing. The closing of the transaction memorialized by this Agreement shall take place at the offices of the Lender simultaneously with: (i) the execution and delivery of this Agreement and the Note; (ii) the execution of the Escrow Agreement annexed hereto as Exhibit A and the delivery of the shares required thereunder; and (iii) Lender's delivery of the Loan Amount proceeds of $50,000 on June 28, 2004 and $75,000 on July 2, 2004 via Federal wire transfer or such other manner as shall be mutually agreed upon between the Borrower and the Lender (the "Closing").

     1.4 Collateral Security. As collateral security for the Lender tendering the Loan Amount to the Borrower, the Co-Makers hereby pledge to the Lender and grant to the Lender and the Lender hereby accepts, a continuing first lien and security interest (the "First Lien") in and to an aggregate of 800 issued and outstanding shares of the Borrower's common stock, $.001 par value per share, owned of record by the Co-Makers and representing approximately 80% percent of the Borrower's total issued and outstanding common stock capitalization as of the date of this Agreement (the "Collateral Shares"). At the Closing, the Co-Makers shall deliver a certificate or certificates representing the Collateral Shares in transferable form, endorsed in blank with Medallion signature guaranteed to the Escrowee defined in the Escrow Agreement annexed hereto as Exhibit B and hereby incorporated herein by reference (the "Escrowee"). The Collateral Shares shall be disposed of by the escrowee in accordance with the terms and conditions of the Escrow Agreement, which shall become the governing instrument with respect thereto.

     1.5 Limitation of Liability. The Lender hereby acknowledges and accepts that the liability of the Co-Makers shall be limited to the Lender's rights under the New York Uniform Commercial Code to the Collateral Shares and not to the repayment of the Loan Amount.

     1.6  Security Documents.   At the Lender's request, the Co-Makers shall
execute and deliver to the Escrowee a UCC-1 financing statement evidencing the Lender's First Lien security interest in the Collateral Shares. In addition, the Co-Makers hereby specifically agree and consent that a photostatic or other reproduction of this Agreement shall be and be deemed to be the legal equivalent of a financing statement and may be filed with any county clerk as evidence of the Lender's security interest in the Collateral Shares.

     2.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

     The Borrower hereby represents and warrants to the Lender as follows:

     2.1 Authority. The Borrower has taken all corporate action necessary to enter into this Agreement and to carry out the transactions contemplated hereby. When executed and delivered to the Lender, this Agreement will be a binding obligation of the Borrower enforceable in accordance with its terms;

     2.2 No Violation. The execution and delivery of this Agreement by the Borrower will not conflict with any instrument or agreement pertaining to the transaction contemplated herein; and will not conflict in, result in a breach of, or constitute a default under any instrument to which the Borrower is a party;

     2.3   Due Incorporation.   The Borrower is a corporation duly formed and in
good standing under the laws of the State of Florida with full power and authority to conduct its business as presently contemplated;

     2.4 Reporting Status. As of the date of this Agreement, the Borrower is current in its reporting and other obligation to and with the National Association of Securities Dealers, Inc (the "NASD");

     2.5 Due issuance. The Collateral Shares are duly and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof; and

     2.6 Capitalization. The Borrower has an authorized capitalization comprised of 1,000 shares of Common Stock, $.001 par value per share (the "Shares"), of which an aggregate of 800 Shares are issued and outstanding and owned beneficially and of record by the Co-Makers. The Collateral Shares represent 80% of the outstanding Shares as of the date of this Agreement.

     3.   REPRESENTATIONS AND WARRANTIES OF THE CO-MAKERS.

     The Co-Makers hereby represent and warrant to the Lender and the Borrower as follows:

     3.1 Authority. The Co-Makers have the full power and authority to enter this Agreement and to otherwise perform this Agreement in the time and manner contemplated;

     3.2 No Violation. The Co-Makers' compliance with the terms and conditions of this Agreement in the time and manner contemplated herein will not conflict with any instrument or agreement pertaining to the transaction contemplated herein or the Collateral Shares; and will not conflict in, result in a breach of, or constitute a default under any instrument to which either the Co-Makers are a party or the Collateral Shares may be the subject; and

     3.3  Ownership of the Collateral Shares.   The Co-Makers are the sole
record and beneficial owners of the Collateral Shares and have not pledged or otherwise hypothecated the Collateral Shares. Other than the First Lien, the Co-Makers own the Collateral Shares free and clear of any and all liens, claims or encumbrances of any nature or description.

     4.   REPRESENTATIONS AND WARRANTIES OF THE LENDER

     The Lender hereby represents and warrants to the Borrower and the Co-Makers as follows:

     4.1 No Breach. The Lender has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. When executed and delivered by the Lender, this Agreement will be a binding obligation of the Lender enforceable in accordance with its terms.

     4.2 Access to Records. The Lender and its representatives have had an opportunity to examine and make copies of such books and records of the Borrower (including the Borrower's filings with the NASD), and to ask questions of the Borrower's, executive officers and directors, as the Lender deems necessary to satisfy the Lender's due diligence obligations with respect to the value of the Collateral Shares.

     4.3 No Inducement. The Lender has not relied upon or been induced by any statements, representations or warranties (whether expressed, implied in fact or implied by law) of any kind, nature or description, concerning the chances or probability of the Collateral Shares to either increase or decrease in value made by the Co-Makers and/or the Borrower or their or its agents, representatives, servants or employees; and has entered into this Agreement and is agreeing to lend the Loan Amount to the Borrower based solely upon the Lender's own independent findings and conclusions concerning the Borrower and its financial condition and not upon any representations, statements or warranties of the Borrower or any of its representatives.

     5.   DEFAULT:  RIGHTS AND REMEDIES ON DEFAULT

     5.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default;

          A. The Lender's failure to advance the Loan Amount as provided in this Agreement; or

          B. The Co-Makers failure to deliver the Collateral Shares to the Escrowee and/or execute the Escrow Agreement as provided in the Agreement; or

          C. The Borrower's failure to enter into five year written employment agreements with Kenneth E. Sidler, Ara Proudian, and Chris Messalas containing non-competition restrictions (the "Employment Agreements");

          D. The Borrower's failure to enter into five year written consulting agreement in form and substance reasonably satisfactory to the Buyers with Robert C. Lau as the Firm's Chairman, Chief Executive Officer and Director of Investment Banking;

          E. The Borrower's failure to have caused Eric M. Westbury and/or Charleston Capital, LLC to surrender to the Firm a certificate or certificates representing an aggregate of 200 issued and outstanding shares of the Firm's common stock, $.001 par value per share on or before September 30, 2004;

          F. A petition in bankruptcy is filed against the Borrower or the Co-Borrowers; the Borrower or the Co-Makers make an authorized assignment for the benefit of its or their creditors; a receiver, receiver-manager or trustee for the Borrower is appointed; any case or proceeding is filed by or against the Borrower or the Co-Makers for its dissolution, liquidation, or termination; the Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs and no stay has been issued within 45 days from the date of the original filing; or

          G. A notice of lien, levy or assessment is filed of record with respect to all or any substantial portion of the Borrower's or the Co-Makers assets by the United States, or by any state, county, municipal, provincial, federal or other government agency, or any taxes or debts owing to any of the foregoing become a lien or encumbrance upon the Borrower's or the Co-Makers assets and such lien or encumbrance is not released within forty five (45) days after its creation; or

          H. Judgment is rendered against the Borrower or the Co-Makers on an uninsured claim of $50,000 or more and the Borrower or the Co-Makers fail to commence an appeal of such judgment within the applicable appeal period; or

          I. Any of the representations and warranties of the Borrower or the Co-Makers contained in this Agreement shall have been materially incorrect as and when made.

     5.2  Rights and Remedies on Default.

     Upon the occurrence of an Event of Default, the Borrower shall be deemed to have defaulted under this Agreement as well as the Note and the Holder may, on written notice to the Borrower, accelerate all payments due under this Note and seize and retain the Collateral Shares. In the event the Holder takes possession of the Collateral Shares from the Escrowee, the Holder's rights to seek repayment of the Loan Amount shall be limited to $60,000 or the difference between the Loan Amount and the Parties estimate of the fair market value of the Firm as a non-operating entity, which estimate is hereby agreed upon as fair and reasonable.

     In seeking redress against the Loan Amount, the Borrower shall pay to the Holder, on demand, each cost and expense (including, without limitation, reasonable attorneys' fees and all costs of suit) incurred by the Holder in (a) collecting any of the outstanding principal of the Loan Amount, any interest owing pursuant to this Agreement and/or the Note and remaining unpaid, or any other amount owing by the Borrower to the Holder pursuant to this Agreement and/or the Note and remaining unpaid or (b) preserving or exercising any right or remedy of the Holder pursuant to this Agreement and/or the Note.

     Failure or delay by the Holder in exercising, or a single or partial exercise of any power or right hereunder, shall not operate as a waiver thereof or of any other power or right or preclude any future exercise of that or any other power or right. A waiver of any power or right hereunder shall be in writing, shall be limited to the specific instance, and shall not be deemed a waiver of such power or right in the future, or a waiver of any other power or right.

     6.   CONDITIONS TO CLOSING

     6.1 Conditions to the Obligations of the Lender . The obligation of the Lender to advance the Loan Amount shall be subject to the satisfaction of the following conditions which the Borrower and the Co-Makers hereby covenant to perform on or prior to the Closing:

          A. The execution of the Note by the Borrower and the delivery thereof to the Lender; and

          B. The execution of this Agreement by the Borrower and the Co-Makers and the delivery thereof to the Lender; and


          C. The delivery to the Escrowee of the Collateral Shares and a duly executed Escrow Agreement.

     6.2 Conditions to the Obligations of the Borrower and the Co-Makers. The obligation of the Borrower and the Co-Makers to execute and perform this Agreement, to issue and deliver the Note, this Agreement, the Escrow Agreement and to deliver the Collateral Shares to the Lender at the Closing shall be subject to the satisfaction of the following condition:

          A. The receipt of the Loan Amount payable by Federal wire transfer, certified, cashier's or bank check to the order of the Borrower.

     7.   TERMINATION

     7.1  Termination.  This Agreement may be terminated:

          A. At any time prior to the Closing by mutual agreement in writing of the Borrower, the Co-Makers and the Lender; and/or

          B. At any time after July 15, 2004, by either Party if the Closing has not previously taken place; or

          C. Upon the Default of any Party, the non-defaulting Party may terminate this Agreement.

     7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall thereafter become void and have no effect, and no Party hereto shall have any liability to any other Party hereto in respect thereof, except that nothing herein will relieve any Party from liability for any default or breach of any of its representations, warranties, covenants or agreements contained in this Agreement prior to such termination.

     8.   MISCELLANEOUS

     8.1 Expenses. Regardless of whether or not the transaction contemplated herein is consummated, each Party shall promptly pay and be responsible for its own costs, fees and expenses incurred by it or them in connection with this Agreement and the transaction contemplated hereby.

     8.2 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

     8.3 Waiver. The Parties hereto may mutually: (i) extend the time for the performance of any Party; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement providing for an extension or waiver shall be valid if set forth in an instrument in writing signed by the Parties. The failure of any Party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any of provision, term, condition, warranty or representation contained herein.

     8.4 Binding Effect. All of the terms and provisions of the Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the respective heirs, representatives, executors, administrators, successors and assigns of the Parties.

     8.5 Entire Agreement. Each of the Parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written or oral, of the Parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding, express or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

     8.6 Governing Law. This Agreement shall be governed by and interpreted under and construed in all respects in accordance with the laws of the State of New York irrespective of the place of domicile or residence of any Party.

     8.7 Arbitration. The Parties agree that in the event of a controversy arising out of the interpretation, construction, performance or breach of the Agreement, any and all claims arising out of or relating to this Agreement other than the right of the Lender to retain the Collateral Shares in lieu of or in addition to seeking repayment of the Loan Amount, shall be settled by arbitration according to the Commercial Arbitration Rules of the American Arbitration Association located in the City of New York before a single arbitrator. The decision of the arbitrator will be enforceable in any court of competent jurisdiction. The Parties agree and consent that service of process in any such arbitration proceeding outside the City of New York shall be tantamount to service in person within City of New York and shall confer personal jurisdiction on the American Arbitration Association. In resolving all disputes between the Parties, the arbitrator will apply the law of the State of New York. The arbitrator is, by this Agreement, directed to conduct the arbitration hearing no later than three (3) months from the service of the statement of claim and demand for arbitration unless good cause is shown establishing that the hearing cannot fairly and practically be so convened. The arbitrator will resolve any discovery disputes by such pre-hearing conferences as may be needed. All Parties hereby agree and consent that the arbitrator and any counsel of record to the proceeding will have the power of subpoena process as provided by law. Notwithstanding the foregoing, if a dispute arises out of or related to this Agreement, or the breach thereof, before resorting to arbitration the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association.

     8.8 Originals. This Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement.

     8.9 Addresses of the Parties. Each Party shall at all times keep the other Parties informed of its or their residence or principal place of business if different from that stated herein, and promptly notify the other of any change, giving the address for that Party.

     8.10 Public Announcements. Each Party hereto agrees that it will not disseminate any press release or public announcement concerning the transactions contemplated hereby without the other Party's prior written consent which shall not be unreasonably withheld; except that the Borrower will in any event have the right (without the Lender's consent) to issue any such reports, statements or releases upon advice of its counsel that such issuance is required in order to comply with the requirements of the Federal securities laws or the Securities and Exchange Commission. Each Party agrees to cause any of its advisors, whether financial, accounting, legal or otherwise, not to disseminate any of such information to any other party without the subject Party's prior written consent which shall not be unreasonably withheld.


     8.11 Notices. Unless otherwise specifically provided for elsewhere in this Agreement, any notices and other communications required to be given pursuant to this Agreement shall be in writing and shall be effective when delivered by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight package delivery service or upon transmission if sent by telex or facsimile (with request for confirmation of receipt in a manner customary for communications of such respective type), except that if notice is received by telex or facsimile after 5:00 P.M. local time on a business day at the place of receipt, it shall be effective as of the following business day.

     8.12 Broker and Investment Banking Fees. The Parties represent and warrant that they have not engaged the services of any broker, finder, or other person of similar kind who might be due compensation as a result of the transactions contemplated herein. The Parties agree to hold and indemnify each other harmless from and against claims by any third party due compensation as a broker or finder.

     IN WITNESS WHEREOF, each of the Parties has executed this Agreement on the date first written above.


American Business Corporation

BY: /s/ Anthony R. Russo, President
------------------------------------
        Anthony R. Russo, President


Clayton, Dunning & Company Inc.

By:  /s/ Robert C. Lau
------------------------------------
         Robert C. Lau, Chairman and
         Chief Executive Officer

     /s/ Robert C. Lau
------------------------------------
         Robert C. Lau

     /s/ Patricia D. Lau
------------------------------------
         Patricia D. Lau



                                   EXHIBIT A

                                PROMISSORY NOTE

July 12, 2004
$125,000

     FOR VALUE RECEIVED, Clayton, Dunning & Company Inc., a privately owned Florida corporation and registered broker dealer with an office at 477 Madison Avenue, 12th Floor, New York, NY 10022 (hereinafter referred to as the "Maker") promises to pay to the order of American Business Corporation f/k/a Logistics Management Resources, Inc., a publicly owned and traded Colorado corporation with an office at 477 Madison Avenue, 12th Floor, New York, NY 10022 (hereinafter referred to as the "Holder"), in lawful money of the United States, the principal sum of One Hundred and Twenty Five Thousand ($125,000) Dollars in a single payment on the Due Date (as hereinafter defined) with interest on the unpaid principal amount at the rate of ten (10%) percent per annum and payable in a single payment on the Due Date (the "Loan Amount"). The full Loan Amount shall be due and payable at the offices of the Holder on the earlier of (i) 13 months from the date of this Agreement; or (ii) 10 (ten) days after an Event of Default as that term is defined in Section 5 of the Loan Agreement between the Maker and the Holder to which this note (the "Note") is attached as an exhibit (the "Loan Agreement"). The date on which the Loan Amount is due is hereinafter referred to as the "Due Date".

     1. Prepayment. The Maker shall have the right, without penalty, to repay the Loan Amount due hereunder at any time in whole or in part with interest to the date of prepayment provided that any prepayment of principal must be in increments of $10,000.

     2. Collateral Security. As collateral security for the Co-Makers' obligations under the Loan Agreement, as a material inducement for the Holder's advancing the Loan Amount to the Maker, and simultaneously with the execution of this Note, Robert C. Lau and Patricia D. Lau (the "Co-Makers") hereby grants to the Maker and the Maker hereby accepts, a continuing First Lien and security interest in and to an aggregate of 800 issued and outstanding shares of the Maker's common stock, $.001 par value per share, owned of record by the Co-Makers (the "Collateral Shares"). At the Closing, the Co-Makers shall deliver a certificate representing the Collateral Shares (in transferable form, endorsed in blank with Medallion signature guaranteed) to the Escrowee defined in the Escrow Agreement annexed as Exhibit B to a Loan Agreement of even date herewith among the Maker, the Holder and the Co-Makers to which this Note is annexed as Exhibit A.

     3.   Events of Default.   This Note is made pursuant to the Loan Agreement.
Any default of any obligation by Maker under this Note shall constitute an Event of Default of the obligations of Maker under the Loan Agreement, and any Event of Default under the Loan Agreement shall constitute an Event of Default under this Note. Maker and the Holder acknowledge that the Note is enforceable, valid and binding upon and by the parties hereto. If for any reason, any court authority or governmental entity declares this Note invalid, unlawful or against public policy, then, the parties hereto acknowledge that neither the obligation of the Maker to repay the Note, nor any of the covenants, obligations or representations of the parties contained within the Loan Agreement shall be affected by such declaration.

Upon the occurrence of an Event of Default, as that term is defined in Section 5 of the Loan Agreement, then and in such event, the Maker will be deemed to have defaulted under this Note and Holder may, on written notice, accelerate all payments due under this Note and seize and retain the Collateral Shares in accordance with the terms and condition of Section 5.2 of the Loan Agreement.

     4. Waiver of Presentment, Etc. Maker hereby waives presentment for payment, demand, notice of non-payment and dishonor, protest and notice of protest and waives trial by jury in any action or proceeding arising on, out of, under or by reason of this Note. The rights and remedies of Holder shall be deemed cumulative and the exercise of any right or remedy shall not be regarded as barring any other remedy or remedies. The institution of any action or recovery any portion of the indebtedness evidenced by this Note shall not be deemed a waiver of any other right of Holder.

     5. Notices. Any notice required or contemplated by this Note shall be deemed sufficiently given when delivered in person or sent by registered or certified mail or priority overnight package delivery service to the principal office of the party entitled to notice or at such other address as the same may designate in a notice for that purpose. All notices shall be deemed to have been made upon receipt, in the case of mail or personal delivery, or on the next business day, in the case of priority overnight package delivery service.

     6. Non-Assignability. This Note may not be sold, assigned, pledged or hypothecated by the Maker without the written consent of the Holder, or transferred by the Holder without the consent of the Maker, neither which consents shall be unreasonably withheld.

     7. Headings. The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

     8. Laws of the State of New York. This Note shall be deemed to be made, executed and delivered in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of New York, irrespective of the place of domicile or residence of any Holder. In the event of controversy arising out of the interpretation, construction, performance or breach of this Note shall be settled in accordance with the arbitration provision of Section
8.7 of a Loan Agreement of even date between the Maker and Holder to which this
Note is annexed as an exhibit (the "Loan Agreement").

     9.	  Entire Agreement.  This Note has been executed as part of a transaction embodied in the Loan Agreement. Except as otherwise provided in this Note, each of the parties hereby covenants that this Note is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the parties hereby with respect to the subject matter of this Note.

Clayton, Dunning & Company Inc.

By:  /s/ Robert C. Lau
-------------------------------------
         Robert C. Lau, Chairman and
         Chief Executive Officer


    /s/ Robert C. Lau
-------------------------------------
        Robert C. Lau


   /s/  Patricia D. Lau
-------------------------------------
        Patricia D. Lau



                                   EXHIBIT B

     ESCROW AGREEMENT (the "Escrow Agreement") made this 12th day of July 2004 among Robert C. Lau and Patricia D. Lau, as tenants by the entirety residing at 2901 South Bayshore Drive, #1E, Miami, Florida 33133 (hereinafter referred to as the "Co-Makers"), Clayton, Dunning & Company Inc., a privately owned Florida corporation and registered broker dealer with an office at 477 Madison Avenue, 12th Floor, New York, NY 10022 (the "Maker") and Snow Becker Krauss, Esqs., with offices at 605 Third Avenue, New York, NY (the "Escrowee"). The Co-Makers, the Lender and the Escrowee are sometimes hereinafter individually referred to as a "Party" or collectively as the "Parties".

                              W I T N E S S E T H:

     WHEREAS, the Co-Makers are parties to a Loan Agreement of even date herewith among the Co-Makers, the Maker and American Business Corporation f/k/a Logistics Management Resources, Inc., a publicly owned and traded Colorado corporation with an office at 477 Madison Avenue, 12th Floor, New York, NY 10022 (the "Lender"), to which this Escrow Agreement is annexed as an exhibit (the "Loan Agreement"); and

     WHEREAS, the capitalized terms shall have the meaning ascribed thereto in the Loan Agreement; and

     WHEREAS, the Loan Agreement provides for an aggregate of 800 shares of Common Stock, $.001 par value per share, of the Maker owned by the Co-Makers (the "Collateral Shares"), to be pledged in escrow as collateral security for the guaranty of the Maker's obligation; and

     WHEREAS, the Parties desire to set forth the terms and conditions governing the delivery of the Collateral Shares to the Lender or the return thereof to the Co-Makers.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the Parties hereby incorporate the foregoing recitals into this Agreement and agree as follows:

     1. Creation of Escrow. By virtue of the execution of this Agreement and the delivery of a certificate or certificates representing the Collateral Shares to the Escrowee, the Co-Makers hereby create the escrow made the subject of this Escrow Agreement and hereby authorize the Escrowee to deliver the Collateral Shares as hereinafter provided.

     2.  Deposit into Escrow.  The following terms shall apply:

         A. Stock. Simultaneously with the execution of this Escrow Agreement, the Co-Makers shall deliver to the Escrowee a certificate or certificates registered in the name of the Co-Makers and representing the Collateral Shares;

         B. Stock Power. Simultaneously with the execution of this Escrow Agreement, the Co-Makers shall deliver to the Escrowee stock powers, endorsed in blank with Medallion signature guaranteed, to allow the Escrowee to transfer the Collateral Shares pursuant to the terms hereof (the "Powers"); and

         C. UCC-1. Simultaneously with the execution of this Escrow Agreement, the Co-Makers shall deliver to the Escrowee duly executed Form UCC-1 Financing Statements evidencing the Lender's First Lien in the Collateral Shares (the "UCC-1").

     3.  Terms of Escrow. The following terms shall apply:

         A. Duties of the Escrowee under the Note and Loan Agreement. The Parties hereby agree that the Escrowee shall accept delivery of and hold the Collateral Shares until either January 30, 2005 (the "Expiration Date") or the closing of the Change of Control, whichever sooner occurs. In the event that:
(i) the Change of Control shall not have closed on or before 5:00 pm Eastern Daylight Time on the Expiration Date, and unless extended by the written agreement of the Co-Makers and the Lender a copy of which shall be sent to the Escrowee; or (ii) the Loan Amount shall have been repaid in full on or before the Expiration Date and notice thereof sent to the Escrowee and confirmed in writing by the Lender, the Escrowee shall deliver the Collateral Shares to the Lender who shall be entitled to dispose of the same in its sole and unfettered discretion. Thereafter this Escrow Agreement shall automatically terminate and the Escrowee shall be discharged without further action on behalf of any Party and without further notice to the Co-Makers, the Lender or the Maker. In the event the Loan Amount shall have been repaid to the Lender on or before the Expiration Date, and provided the Escrowee receives due notice thereof and written confirmation from the Lender, the Escrowee shall deliver the Collateral Shares back to the Co-Makers who shall be entitled to dispose of the same in their sole and unfettered discretion. Thereafter this Escrow Agreement shall automatically terminate and the Escrowee shall be discharged without further action on behalf of any Party and without further notice to the Co-Makers, the Lender or the Maker.

         B. Compensation. The Escrowee shall receive a reasonable flat fee and the reimbursement for necessary and accountable out-of-pocket disbursements incurred in fulfilling his obligation pursuant to this Escrow Agreement in an amount to be agreed upon between the Escrowee and the Co-Makers. Unless otherwise agreed upon in writing by the Maker, such fee and expenses shall not exceed $1,000 in the aggregate. The Co-Makers agree to cause the Maker to pay the agreed upon fee and disbursements to the Escrowee.

         C. Notice of Default or Dispute. If the Escrowee shall received written notice that a dispute has occurred between the Parties, the Escrowee may, at his sole discretion, notify the Parties and cease his activities as Escrowee and deposit the Escrowed Material being held pursuant to this Escrow Agreement with the American Arbitration Association, with offices at 140 West 51st Street, New York, New York 10020 in New York City. Upon such deposit or the delivery of the Escrowed Material pursuant to this Paragraph 2(c), and except as hereinafter set forth in the following sentence, the Escrowee shall automatically be relieved and fully discharged of all further obligations and responsibilities hereunder. The Parties acknowledge that the Escrowee is acting solely in his capacity as Escrowee at their request and for their convenience, that the Escrowee shall not be deemed to be the agent of either of the Parties nor shall he be liable for any act or omission on his part unless taken or suffered in bad faith, in willful disregard of this Escrow Agreement or involving gross negligence. The Co-Makers hereby agree to indemnify and hold the Escrowee harmless from and against all costs, claims and expenses, including reasonable attorney's fees, incurred in connection with the performance of the Escrowee' duties hereunder, except with respect to actions or omissions taken or suffered by the Escrowee in bad faith, in willful disregard of this Escrow Agreement or involving gross negligence or willful misconduct on the part of the Escrowee. The Parties hereby further agree that the arbitration provisions of this Escrow Agreement shall supersede and control the jurisdiction and venue provisions of the Loan Agreement;

         D. Reliance. The Escrowee shall be protected in acting upon any written notice, request, consent, certificate, receipt, authorization or other paper or document which the Escrowee believes to be genuine and what it purports to be;

         E. Counsel. The Escrowee may confer with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or his duties hereunder, and he shall incur no liability and he shall be fully protected in acting in accordance with the opinions and instructions of such counsel. Any and all reasonable and necessary expenses and legal fees in this regard are payable from the Escrowed Material unless paid by the Parties.

         F. Remedies of Escrowee. The Escrowee is hereby authorized in the event of any doubt as to the course of action he should take under this Escrow Agreement, to petition the American Arbitration Association in New York City only, for instructions or to interplead the Escrowed Material. The Parties agree to the jurisdiction of the American Arbitration Association over their persons as well as the Escrowed Material held by the Escrowee, waive personal service of process, and agree that service of process by certified mail, return receipt requested, to the address set forth herein shall constitute adequate notice of service hereunder and shall confer personal jurisdiction on the American Arbitration Association in New York City. The Co-Makers hereby agree to indemnify and hold the Escrowee harmless from any liability or losses occasioned thereby and to pay any and all of his cost, expense and attorneys' fees incurred in any such action and agree that on such petition or interpleader action that the Escrowee or his employees will be relieved of further liability. The Escrowee is hereby given a lien upon, and security interest in the Escrowed Material deposited pursuant to this Escrow Agreement to secure the Escrowee's rights to payment or reimbursement.

         G.  Resignation.  The Escrowee may resign for any reason, upon thirty
(30) days written notice to the Co-Makers and the Lender. Upon the expiration of such thirty (30) day period, the Escrowee may deliver the Escrowed Material in his possession under this Escrow Agreement to any successor Escrowee appointed by the Co-Makers, or if no successor Escrowee has been appointed, to the American Arbitration Association in New York City. Upon either such delivery, the Escrowee shall automatically be released from any and all liability under this Escrow Agreement except for any liability occasioned by an act or omission on his part taken or suffered in bad faith, in willful disregard of this Escrow Agreement or involving gross negligence. Termination under this Paragraph shall in no way change the terms of this Escrow Agreement concerning reimbursement of expenses, indemnity and pro rata fees of the Escrowee.

     4. Representations and Warranties of the Co-Makers. The Co-Makers hereby represent and warrant to the Escrowee that all of the representations, warranties and covenants contained in the Loan Agreement are true and correct and the same are hereby incorporated herein by this reference.

     5. Expenses. The Co-Makers hereby agrees to cause the Maker pay and be solely responsible for his own legal fees incurred by them in connection with the transaction contemplated in this Escrow Agreement as well as the fees of the Escrowee as provided in Section 3(b).

     6. Dividends. So long as the Collateral Shares remain in escrow, all dividends upon the Collateral Shares shall belong to the Co-Makers. However, the Escrowee shall hold any and all dividends in escrow for disbursement in accordance with the terms of Paragraph 2. of this Escrow Agreement.

     7. Voting. So long as the Collateral Shares remain in escrow, the Co-Makers shall vote the Collateral Shares. In order to implement this provision, and in light of the fact that the Co-Makers is the President and Chief Executive Officer of the Maker, the Co-Makers will furnish the Escrowee and the Escrowee shall accept any written proxy utilized by the Co-Makers to vote the Collateral Shares during the term of this Escrow Agreement.

     8.  Assignments and Successors.   This Escrow Agreement shall not be
assigned by the Co-Makers without the prior written consent of the Lender. All of the terms and provisions of this Escrow Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs, executors, administrators, successors and assigns of the Co-Makers.

     9. Additional Instruments. Each of the Parties shall from time to time, at the request of the others, execute, acknowledge and deliver to the other any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Escrow Agreement.

     10. Entire Agreement. Each of the Parties hereby covenants that this Escrow Agreement is intended to and does contain and embody herein all of the understandings and agreements both written or oral, of the Parties hereto with respect to the subject matter of this Escrow Agreement, and that there exists no oral agreement or understanding, express or implied liability, whereby the absolute, final and unconditional character and nature of this Escrow Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

     11. Laws of the State of New York. This Escrow Agreement shall be governed by and interpreted under and construed in all respects in accordance with the laws of the State of New York, irrespective of the place of domicile or residence of the Parties. In the event of controversy arising out of the interpretation, construction, performance or breach of this Escrow Agreement, the same shall be settled in accordance with the arbitration provision of
Section 8.7 of a Loan Agreement of even date between the Maker and certain lenders to which this escrow Agreement is annexed as an exhibit.

     12. Originals. This Escrow Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement.

     13. Address of Parties. Each Party shall at all times keep informed of its principal place of residence or business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new principal place of business or residence.

     14. Notices. All notices that are required to be or may be sent pursuant to the provision of this Escrow Agreement shall be sent by certified mail, return receipt requested, or via overnight courier, to each of the Parties at the address appearing herein, and shall count from the date of mailing or the airbill.

     15. Modification and Waiver. A modification or waiver of any of the provisions of this Escrow Agreement shall be effective only if made in writing and executed with the same formality as this Escrow Agreement. The failure of any Party to insist upon strict performance of any of the provisions of this Escrow Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature or kind.

     IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.


 /s/ Robert C. Lau, Co-Maker
--------------------------------
     Robert C. Lau, Co-Maker


 /s/ Patricia D. Lau, Co-Maker
--------------------------------
     Patricia D. Lau, Co-Maker


Snow Becker Krauss
As Escrowee Only


By: /s/ Charles Snow, Esq.
--------------------------------
        Charles Snow, Esq.